EXHIBIT 99.1




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NEWS RELEASE
May 17, 2019

       FSI ANNOUNCES FIRST QUARTER, 2019 FINANCIAL RESULTS Conference call scheduled for Monday May 20th, 2019, 11:00am Eastern time,
                              8:00 am Pacific Time
                            See dial in number below

VICTORIA, BRITISH COLUMBIA, May 17, 2019 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (NYSE Amex: FSI, FRANKFURT: FXT), is the developer and manufacturer of biodegradable polymers for oil extraction, detergent ingredients and water treatment as well as crop nutrient availability chemistry. Flexible Solutions also manufactures biodegradable and environmentally safe water and energy conservation technologies. Today the Company announces financial results for the first quarter ended March 31, 2019.

Mr. Dan O'Brien, CEO comments, "We are very pleased with the results of our first quarter. Having a record profit to go with record revenue truly shows the quality of our team and, in addition, the quality of the new team members who joined us last October." CEO O'Brien continues, "Nine cents a share is excellent earnings, however, Shareholders should be aware that earnings were reduced by two items. The costs of the October ENP acquisition reduced earnings by approximately 1/2 cent per share which will not recur. Second, during the quarter we placed more than $250,000 in tariffs with the US Government, most of which will be recovered over a period of time through the rebate program for export sales." Mr. O'Brien concludes, "At some future point we will receive the tariff rebates and since the acquisition won't recur, we consider that the underlying non-GAAP earning for the quarter to be 11 cents rather than 9."

     o Sales for the first quarter (Q1), 2019 were up approximately 102% to $8,471,476 when compared to sales of $4,201,180 for Q1, 2018. The result was an after tax GAAP accounting net income of $1,011,150, or $0.09 per weighted average share for Q1, 2019, compared to an after tax GAAP accounting net income of $703,664, or $0.06 per weighted average share for Q1, 2018. See comment above regarding tariff rebates. o o Basic weighted average shares used in computing earnings per share amounts for the quarter were: 11,705,613 and 11,620,291 for Q1, 2019 and Q1, 2018 respectively.

     o Non-GAAP operating cash flow: For the 3 months ending March 31, 2019, net income reflects $154,026 of non-cash charges (depreciation and stock option expenses), loss on involuntary disposition, interest income, interest expense, (gain)/loss on investment, write down of inventory, deferred tax expense, and income tax. These items are items not related to operating or current operating activities. When these items are removed, the Company shows operating cash flow of $1,300,360, or $0.11 per share. This compares with operating cash flow of $1,104,379 or $0.10 per share, in the corresponding 3 months of 2018 (See the table that follows for details of these calculations. Anticipated tariff rebates are not included in the operating cash flow number).

The NanoChem division continues to be more than 60% of revenue and cash flow for the Company. New opportunities continue to unfold in detergent, water treatment, oil field extraction and agricultural use to further increase sales in this division. In past years the NanoChem division sales have been less volatile quarter over quarter, however due to increasing sales to agriculture, revenue seasonality may become larger.

* a conference call has been scheduled for 11:00 am Eastern Time, 8:00 am Pacific Time, on Monday May 20th , 2019. CEO, Dan O'Brien will be presenting and answering questions on the conference call. To participate in this call please dial toll free1-888-220-8474 (or +1 856-344-9221) just prior to the scheduled call time. The conference call title, "First Quarter 2019 Financial Results," may be requested.

The above information and following table contain supplemental information regarding income and cash flow from operations for the period ended March 31, 2019. Adjustments to exclude depreciation, stock option expenses and one time charges are given. This financial information is a Non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the Non-GAAP financial measures is as follows:


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                        FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                      Consolidated Statement of Operations
          For 3 Months Ended March 31 (3 Months Operating Cash Flow)
                                   (Unaudited)
-------------------------------------------------------------------------------
                                                    3 months ended March 31
                                                    2019             2018
                                            -----------------------------------
Revenue                                        $8,471,476     $4,201,180

Income (loss) before income tax - GAAP         $1,293,495 a   $1,005,560 a

Provision for Income tax(Recovery) net  - GAAP $(253,081) a   $  (301,896)

Net income (loss)  - GAAP                      $1,011,150 a   $   703,664 a

Net income (loss) per common share - basic. -  $     0.09 a   $      0.06 a
GAAP
3 month weighted average shares used in        11,705,613      11,620,291
computing per share amounts - basic.-  GAAP
                                                  3 month Operating Cash Flow
                                                        Ended March 31
                                               ---------------------------------
Operating Cash Flow (3 months). NON-GAAP       $1,300,360 b,c  $1,104,379 b

Operating Cash flow per share excluding        $     0.11 b,c  $     0.10 b
non-operating items and items not related to
current operations (3 months) - basic.
NON-GAAP
Non-cash Adjustments (3 month) GAAP            $  154,026 d    $   85,400 d

Shares (3 month basic weighted average) used 11,620,291 in computing per share amounts - basic GAAP 11,705,613

Notes: certain items not related to "operations" of the Company have been excluded from net income as follows.

a) Non-GAAP -::See comment on page 1 regarding treatment of tariffs. Provision for Income tax less Deferred income tax recovery = $379,080 less $125,999. See the financials for these numbers.
b) Non-GAAP - amounts exclude certain cash and non-cash items: depreciation and stock option expense (2019 = $154,026, 2018 = $85,400), Gain on investment ( 2019 = $230,652, 2018 = N/A), net gain/(loss) on involuntary disposition of equipment (2019 = N/A, 2018 = $7,716), write down of inventory (2019 = N/A, 2018 = N/A), interest income (2019 = $16,252, 2018 =
     $1,697),  Interest  expense (2019 = $129,007,  2018 = $7,400)  deferred tax
     (expense)/recovery (2019 = $125,999, 2018 = N/A), and Income tax expense (2019 = $379,080, 2018 = $301,896. See the financial statements for all adjustments.
c) The revenue and gain from the 50% investment in the private Florida LLC announced in January 2019 is not treated as revenue or profit from operations by Flexible Solutions given the Company only purchased 50% of the LLC. The profit is treated as investment income and therefore occurs below Operating income in the Statement of Operations. As a result the $230,652 gain from Flexible Solutions share in the LLC is removed from the calculation to arrive at Operating Cash Flow.
d) Non-GAAP - amounts represent depreciation and stock compensation expense. Safe Harbor Provision The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

                        Flexible Solutions International
                  6001 54th Ave, Taber, Alberta, CANADA T1G 1X4
                                Company Contacts
                                                                   Jason Bloom
                                                       Toll Free: 800 661 3560
                                                             Fax: 403 223 2905
                                            E-mail: info@flexiblesolutions.com
                                                    --------------------------

If you have received this news release by mistake or if you would like to be removed from our update list please reply to: info@flexiblesolutions.com To find out more information about Flexible Solutions and our products, please visit www.flexiblesolutions.com.

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